EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-13281, 333-26417, 333-76176, 333-87193, 333-122368, and 333-122369 of Cox Radio, Inc. on Form S-8 and Registration Statement No. 333-35398 of Cox Radio, Inc., Cox Radio Trust I and Cox Radio Trust II on Form S-3 (collectively referred to herein as the “Registration Statements”) of our reports dated March 4, 2005, (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption, effective January 1, 2002, of Statement of Financial Accounting Standards No. 142) relating to the consolidated financial statements and consolidated financial statement schedule of Cox Radio, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 4, 2005